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Exhibit 10.13-A

AMENDMENT NO. 1

Coinsurance and Yearly Renewable Term Reinsurance Agreement between:

American Equity Investment Life Insurance Company
West Des Moines, Iowa

(hereinafter referred to as the "Company")

AND

Hannover Life Reassurance Company of America
Orlando, Florida

(hereinafter referred to as the "Reinsurer")

The Company and the Reinsurer hereby agree to amend the terms of the Coinsurance and Yearly Renewable Term Reinsurance Agreement as set forth below. The Effective Date of this Amendment No. 1 is September 30, 2003.

Section 3.04—COVERED LOSSES, subsection (a) and (b) are deleted in their entirety and the following is substituted in lieu thereof:

  (a)
  Section A Covered Losses shall equal thirteen and 41/100 percent (13.41%) of Section A Subject Losses on Fixed Annuity policies.

  (b)
  Section B Covered Losses shall equal (i) eighty-six and 59/100 percent (86.59%) of Section B Subject Losses on Fixed Annuity policies and (ii) one hundred percent (100%) of Section B Subject Losses on Equity Index Annuity policies.

  Section 4.01—REINSURANCE PREMIUM, subsection (a) is deleted in its entirety and the following is substituted in lieu thereof:

  (a)
  Section A Reinsurance Premium shall equal thirteen and 41/100 percent (13.41%) of all single, first-year and renewal premiums received by the Company for the year 2003 on Subject Business.

  Section 4.02—EXPENSE ALLOWANCES: (a) Section A, subsection (ii) is deleted in its entirety and the following is substituted in lieu thereof:

  (ii)
  For each Accounting Period in 2004 and later years, the Section A Renewal Expense Allowances shall be equal to 86/100 dollars ($0.86) per contract plus 13.41% of the applicable premium taxes and agent commissions actually paid by the Company with respect for each Subject Business contract in force.

Section 5.01—COINSURANCE RESERVES is deleted in its entirety and the following is substituted in lieu thereof:

The Coinsurance Reserves at the end of each Accounting Period shall equal thirteen and 41/100 percent (13.41%) of the statutory reserves held for the Subject Business as of the end of that Accounting Period.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be executed by their duly authorized representatives,

In West Des Moines, Iowa, this 22nd day of December, 2003

AMERICAN EQUITY INVESTMENT LIFE INSURANCE COMPANY

By:	/s/ Brent Mardis	By:	/s/ Terry Reimer
Name:	Brent Mardis	Name:	Terry Reimer
Title:	VP & Chief Actuary	Title:	EVP

And in Orlando, Florida, this 19th day of December, 2003

HANNOVER LIFE REASSURANCE COMPANY OF AMERICA

By:	/s/ Steven B. Najjar	By:	/s/ Joseph A. Sikora
Name:	Steven B. Najjar	Name:	Joseph A. Sikora
Title:	SVP & General Counsel	Title:	SVP & Chief Actuary

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  Exhibit 10.13-A